SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

REED’S, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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REED’S, Inc.

13000 South Spring Street, Los Angeles, California 90061

Ph: (310) 217-9400 • Fax: (310) 217-9411

www.reedsinc.com

Message from the Founder, Chairman and CEO

November 22, 2013

To Our Shareholders:

We have had over four years of over 20 percent growth per quarter. In the 3rd quarter 2013, we hit a major company milestone of over $10 million in sales. Our core brands of Reed's Ginger Brews and Virgil's continue to be the dominant growth factors and focus of the business. Our recent launch of Reed's Culture Club Kombucha is accelerating our branded product sales growth. We launched four new flavors of kombucha; Coconut Water Lime, Cabernet Grape, Pomegranate Ginger and Mango Passion Ginger. Reed’s Culture Club Kombucha is establishing as the number two player in the kombucha category. Kombucha sales in natural foods are four to five times larger than the natural soft drink category and growing at a fast clip. We have placements of the first four flavors of our Kombucha in approximately 50% of the natural food stores nationwide. Sales of our new flavors of Kombucha are in approximately 15-20 percent of the accounts depending on flavor. Sales have reached an annual run rate of $5 million per year in the first year of sales.

During the worst time of the economy in 2009, we started producing non competitive private label products for some of the largest supermarket chains in the country. Private label has not only significantly increased our gross profits but has transformed our business in the following important ways. We have created over 80 new beverages for our private label customers since starting the private label program which has honed our skills as beverage development experts. We have transformed our plants to be certified at the highest quality standards of the food industry. We have in-house design capabilities and an exclusive Chinese glass manufacturing relationship that gives us design capabilities and costing advantages in the marketplace. We have active partnerships with some of the largest supermarket chains in the country. There is a growing list of national chain retailers that now rely on us for their specialty and natural beverage design and fulfillment.

Fiscal Highlights 2013:

•	Sales for the first nine months 2013 increased 25% to $27.7 million, as compared to $22.3 million in the first nine months of 2012;
•	Gross Profits for the first nine months of 2013 increased 14% to $8.2 million, as compared to $7.1 million in the first nine months of 2012.
•	Modified EBITDA, a non-GAAP measurement, was $1,118,000 for the first nine months of 2013, as compared to $1,153,000 in for the first nine months of 2012;
•	Working capital was $1.8 million at 9/30/13;

Operational Highlights 2013:

•	Private label sales increased by 37% in the nine months ended September 30, 2013, as compared to 2012;
•	Began production/shipment of four new flavors of Reed's Culture Club Kombucha, Coconut Water Lime, Cabernet Grape, Pomegranate Ginger and Mango Passion Ginger;
•	Opened up kombucha markets with mainstream DSD distributors in the Midwest with Pepsi Bottler, also brought on DSD’s in NYC, Maryland, and San Francisco;
•	Gained kombucha distribution in Krogers, Wegmans, Fresh Market, Giant Eagle, and Jewel-Osco Supermarket Chains;
•	Started selling to Winco Foods;
•	Established a distribution relationship with one of Canada’s largest food companies Lassonde;
•	Moved to the NYSE MKT from NASDAQ;

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•	Increased the credit limit on our revolving line of credit from $4 million to $4.5 million;
•	Continued Los Angeles plant upgrades designed to increase capacity and efficiency;
•	Announced that all of Reed’s, Inc. products are GMO free;
•	Promoted Reed’s Ginger Brews through MindGardens organic gardening for inner city youth project with Snoop Dogg and his 22 million Facebook followers;
•	Partnered with Life is Good company and their annual concert fund raiser for 30,000.

Our plans for the future are built around the strategy that we will continue moving our branded products out into the Direct Store Delivery (DSD) networks of beverage distributors and continue to build relationships with the grocery chains. We will continue to expand our brand offerings. We will continue to attract new private label customers. As we move forward, we expect to go from a company that pushes its brands into the marketplace to one that drives sales by promoting and advertising the brands to create consumer demand. This change has begun with the hiring of a top level marketing consultant in 2013 with a number of cooperative marketing programs including sponsoring a concert tour, partnering up for a large benefit with the Life is Good company, and Snoop Dogg’s inner city organic gardens initiative MindGardens. We’re developing marketing models and testing new pull campaigns to drive future growth. As we muscle up, expect to see more noise around our brands in the marketplace.

Summary Annual Statement of Operations

(in thousands)

				2013
Year ended	2010	2011	2012	est.(a)
Sales	$20,376	$25,013	$30,007	$38,000
Cost of sales	14,313	17,608	20,863	26,500
Gross profit	6,063	7,405	9,144	11,500
As a percentage of sales	30%	30%	30%	30%
Freight and handling	1,728	2,307	2,634
As a percentage of sales	8%	9%	9%
Selling, general and administrative expenses	5,059	5,348	6,374
As a percentage of sales	25%	21%	21%
Net (loss) income from operations	(724)	(250)	(136)

(a) Fiscal year 2013 estimate is based on the nine months results plus one quarter equivalent to the results for the three months ended September 30, 2013.  Actual results may vary.

We are very pleased that during a very tough economy, we have taken a gourmet beverage company and found a way to make it grow and flourish. We recognize the need to promote the success of the company to existing and new shareholders. We will continue to invest time and energy in investor relations. We participated in a number of conferences geared to institutional investors. We have a new analyst covering the company, Singular Research. But our main focus will be on business improvement. We, the Reed’s Inc. management team, are long term players. Our stock price continues to perform well considering the 800% run up in 2012 and subsequent 50% pullback. Entering 2014 with our business continuing to expand, we feel excited by our improving outlook and position in the marketplace. We will continue to work diligently to increase the value of the company.

Chris Reed

CEO, Founder

Reed's, Inc.

NYSE MKT: REED

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REED’S, INC.

13000 South Spring Street

 Los Angeles, California 90061

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDER

To be held December 20, 2013

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at the corporate offices of Reed’s, Inc., located at 13000 South Spring Street, Los Angeles, California 90061 on Friday, December 20, 2013, at 10:00 a.m. Pacific Standard Time.  The business of the annual meeting will be to:

•	Elect Christopher J. Reed, Judy Holloway Reed, Mark Harris, Daniel S.J. Muffoletto and Michael Fischman to serve as directors until the 2014 annual meeting, or until each director’s successor is elected and qualified;
•	Ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;
•	Consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2013 Annual Meeting) for the fiscal year ended December 31, 2012;
•	Consider and vote, on an advisory basis, on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers;
•	Consider a shareholder proposal entitled “Proxy Access for Shareholders", which proposal is opposed by the Board of Directors, if such proposal is properly introduced at the meeting; and
•	To transact such other business as may properly come before the 2013 Annual Meeting and any adjournments or postponements thereof.

A Proxy Statement and a proxy card are enclosed with this notice.  The Proxy Statement describes the business to be transacted at the meeting and provides other information about Reed’s, Inc. that you should know when you vote your shares. You may vote your shares in person at the annual meeting or by using the enclosed proxy card or otherwise may transmit your voting instructions as described on the enclosed proxy card. For admission to the meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from the record holder. Stockholders of record as of the close of business on November 14, 2011 will be entitled to vote at the meeting, or any adjournments of the meeting.

* * * IMPORTANT NOTICE * * *

Regarding Internet Availability of Proxy Materials
for the 2013 Annual Meeting of Stockholders to be held on December 20, 2013

In accordance with new rules issued by the Securities and Exchange Commission, you may access our 2013 Annual Report and our Proxy Statement at
www.reedsgingerbrew.com

By Order of the Board of Directors,
/s/ Christopher J. Reed
Christopher J. Reed, Chairman

Los Angeles, California

November 22, 2013

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PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

OF

REED’S, INC.

To Be Held on December 20, 2013

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Reed’s, Inc., a Delaware corporation, for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Reed’s, Inc. and all postponements, continuations or adjournments thereof.  These proxy materials and the enclosed Annual Report on Form 10-K for the year ended December 31, 2012, as amended, (“Annual Report”) are being mailed to our stockholders on or about November 22, 2013.  In this Proxy Statement, we use the terms the “Company,” “Reed’s,” “we,” “our,” and “us” to refer to Reed’s, Inc.

Where and when is the Annual Meeting?  Our Annual Meeting will be held at the corporate offices of Reed’s, Inc., located at 13000 South Spring Street, Los Angeles, California 90061, on Friday, December 20, 2013 at 10:00 a.m. Pacific Standard Time.

Why did I receive these materials?  You received this Proxy Statement because you held shares of our common stock on November 14, 2013, the record date fixed by our Board, and you are entitled to vote at the Annual Meeting. This Proxy Statement and a copy of our Annual Report will be mailed on or about November 22, 2013. Although the Proxy Statement and Annual Report are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, this Proxy Statement.

Who can attend the Annual Meeting?  Only stockholders as of the record date, their authorized representatives, and invited guests will be able to attend the Annual Meeting.

Who is entitled to vote?  Only holders of record of our common stock at the close of business on November 14, 2013, the record date, are entitled to vote at the Annual Meeting.  Each share is entitled to vote on each matter properly brought before the meeting.  As of the record date, there were 12,882,558 shares of our common stock outstanding. Holders of Series B preferred stock do not have voting rights on any matters, including, without limitation, the election of directors.

Who are the proxies? The Board of Directors of the Company has appointed Christopher J. Reed, our Chairman of the Board and Chief Executive Officer, and Judy Holloway Reed, our Secretary and director, to serve as proxies at the Annual Meeting. When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the Annual Meeting.

How do I vote if I am a registered stockholder?  You may vote in person, electronically via the Internet, or by proxy.  Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.  If you are a registered holder, you can vote your proxy card by mail, electronically via the Internet, or in person at the Annual Meeting.  If you choose to vote by mail, mark your proxy card enclosed with this Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you wish to vote in person, you can vote the proxy card in person at the Annual Meeting. Signing and returning a proxy will not prevent you from voting in person at the meeting.

How do I vote electronically? If you are a registered stockholder, you may vote electronically via the Internet. Please review the voting instructions on the proxy card.

How do I specify how I want my shares voted?  If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board of Directors on that proposal.

How do I vote if I am a beneficial stockholder?  If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide to you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy card issued in your name.

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What items will be voted upon at the Annual Meeting?  The following items will be voted upon at the Annual Meeting:

(1)	the election of Christopher J. Reed, Judy Holloway Reed, Mark Harris, Daniel S.J. Muffoletto and Michael Fischman to serve as directors until the 2014 annual meeting, or until each director’s successor is elected and qualified;
(2)	the ratification of the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2013;
(3)	whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2013 Annual Meeting) for the fiscal year ended December 31, 2012;
(4)	vote, on an advisory basis, on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers; and
(5)	a shareholder proposal entitled “Proxy Access for Shareholders", which proposal is opposed by the Board of Directors, if such proposal is properly introduced at the meeting.

The Board of Directors does not currently know of any other matters that may be brought before the meeting for a vote.  However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

What is the Board of Directors’ voting recommendation?  For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors unanimously recommends a vote FOR the election of all nominees for director proposed by our Board (Proposal 1).  The Board of Directors has ratified the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2013 which selection was made by the Company’s Audit Committee. The Board of Directors recommends a vote FOR the ratification of the auditors (Proposal 2). The Board of Directors unanimously recommends a vote FOR Proposal 3, the say-on-pay proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2012 and for THREE YEARS in response to Proposal 4, the say-on-frequency proposal, as the frequency with which we seek an advisory say-on-pay vote. The Board of Directors unanimously recommends a vote AGAINST the shareholder Proposal 5, Proxy Access for Shareholders.

How can I provide my comments to the Company?  We urge you to let us know your feelings about the Company or to bring a particular matter to our attention by writing directly to us at Reed’s, Inc., 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.

How many votes are needed to have the proposals pass?  The affirmative vote of the majority of the votes cast at the Annual Meeting is required to elect the directors, ratify the selection of the auditors and approve Proxy Access for Shareholders. Because the say-on-pay proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. The say-on-frequency proposal also calls for a non-binding, advisory vote. Our Board has recommended that the advisory vote by stockholders on the compensation paid to our Named Executive Officers should occur once every three years; however, if another frequency receives more votes, our Board will take that fact into account when making its decision on how often to hold advisory votes on our Named Executive Officer compensation.

How are the votes counted?  You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the Annual Meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted FOR Proposal No. 1, the election of directors recommended by the Board, FOR Proposal No. 2 the ratification of the auditors, FOR Proposal No. 3, the say-on-pay proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2012, for THREE YEARS in response to Proposal No. 4, the say-on-frequency proposal, as the frequency with which we seek an advisory say-on-pay vote the ratification of the auditors, and AGAINST Proposal No. 5, Proxy Access for Shareholders.

No Cumulative Voting. Holders of common stock shall not be entitled to cumulate their votes for the election of directors or any other matters.

Abstentions.  Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not constitute a vote FOR or AGAINST any matter, and thus will be disregarded in the calculation of shares voting or votes cast on any matter submitted to the stockholders for a vote.

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Broker Non-Votes.  Broker non-votes, meaning shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy card that the broker or nominee does not have discretionary power to vote on a particular matter, will be counted as present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy card that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present for quorum purposes and may be entitled to vote on other matters. Your broker will not have the discretion to vote your shares at the Annual Meeting on the proposal related to the election of directors or matters requiring the affirmative vote of the holders of a majority or greater of our outstanding common stock present and entitled to vote at the Annual Meeting if you do not provide your broker with voting instructions.

Quorum.  A majority of the shares of common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum at the Annual Meeting. As of November 14, 2013 we had 12,882,558 shares of common stock outstanding. The number of shares required to be represented in person or by proxy at the Annual Meeting to constitute a quorum is 6,441,280.

How can I revoke my proxy?  You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

(1)	giving timely written notice of the revocation to our Secretary,
(2)	executing and delivering a proxy card with a later date, or
(3)	voting in person at the meeting.

How would my proxy be voted on other matters?  The persons named on the proxy card will have discretionary authority to vote on business other than Proposal 1 (the election of directors), Proposal 2 (ratification of auditors), Proposal 3 (Proxy Access for shareholders), Proposal 4 (say-on-pay) and Proposal 5 (say-on-frequency), as may properly come before the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies?  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reed’s. Reed’s will pay all costs of preparing, assembling, printing and distributing the proxy materials.  Copies of proxy materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. Our employees, officers and directors may, for no additional compensation, solicit proxies on behalf of the Board of Directors through the mail, in person and by telecommunications. Upon request, we will reimburse brokerage firms and other record holders for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Do stockholders have any dissenters’ right with regards to the matters proposed to be acted upon? There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request:

Reed’s, Inc.

Attention: Judy Holloway Reed, Secretary

13000 South Spring Street

Los Angeles, California 90061

Tel: (310) 217-9400

Fax:  (310) 217-9411

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.  Stockholders sharing an address with another stockholder who has received multiple copies of the Company's proxy materials may contact us to request delivery of a single copy of these materials.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the 2013 Annual Meeting.

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PROPOSAL 1

ELECTION OF CHRISTOPHER J. REED, JUDY HOLLOWAY REED, MARK HARRIS, DANIEL S.J. MUFFOLETTO AND MICHAEL FISCHMAN TO SERVE AS DIRECTORS UNTIL THE 2014 ANNUAL MEETING, OR UNTIL EACH DIRECTOR’S SUCCESSOR IS ELECTED AND QUALIFIED

Our Bylaws provide that the number of directors on the Board of Directors shall be not less than one or more than seven. The Board of Directors is empowered to fix the number of directors from time to time and is currently set at five. Christopher J. Reed, Judy Holloway Reed, Mark Harris, Daniel S.J. Muffoletto and Michael Fischman are to be elected to our Board of Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors has nominated and approved the nominations of five persons to serve as directors until the 2014 annual meeting, or until each director’s successor is elected and qualified. All of the nominees currently serve on our Board of Directors.  Each of the nominees has agreed to continue to serve if elected.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy. Additionally, the Board of Directors may elect additional members of the Board to fill any additional vacancies.

The nominees are as follows:

Name	Age	Current Position with the Company
Christopher J. Reed	55	President, Chief Executive Officer and Chairman of the Board
Judy Holloway Reed	54	Secretary, Director
Mark Harris	58	Director
Daniel S.J. Muffoletto	59	Director
Michael Fischman	58	Director

Business Experience of Nominees

Christopher J. Reed founded our company in 1987.  Mr. Reed has served as our Chairman, President and Chief Executive Officer since our incorporation in 1991. Mr. Reed previously served as our Chief Financial Officer and was re-appointed as Chief Financial Officer on April 17, 2008. Mr. Reed has been responsible for our design and products, including the original product recipes, the proprietary brewing process and the packaging and marketing strategies. Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rennselaer Polytechnic Institute in Troy, New York.

Judy Holloway Reed has been with us since 1992 and, as we have grown, has run the accounting, purchasing and shipping and receiving departments at various times since the 1990s. Ms. Reed has been one of our directors since June 2004 and our Secretary since October 1996. In the 1980s, Ms. Reed managed media tracking for a Los Angeles Infomercial Media Buying Group and was an account manager with a Beverly Hills, California stock portfolio management company. She earned a Business Degree from MIU in 1981. Ms. Reed is the wife of Christopher J. Reed, our Chairman, President and Chief Executive Officer.

Mark Harris has been a member of our Board of Directors since April 2005.  Mr. Harris is an independent venture capitalist and has been retired from the work force since 2002. In late 2003, Mr. Harris joined a group of Amgen colleagues in funding NeoStem, Inc., a company involved in stem-cell storage, archiving, and research to which he is a founding angel investor. From 1991 to 2002, Mr. Harris worked at biotech giant Amgen managing much of the company’s media production for internal use and public relations. Mr. Harris spent the decade prior working in the aerospace industry at Northrop with similar responsibilities.

Daniel S.J. Muffoletto, N.D. has been a member of our Board of Directors from April 2005 to December 2006 and from January 2007 to the present.  Dr. Muffoletto has practiced as a Naturopathic Physician since 1986. He has served as chief executive officer of It’s Your Earth, a natural products marketing company, since June 2004. From 2003 to 2005, Dr. Muffoletto worked as Sales and Marketing Director for Worthington, Moore & Jacobs, a Commercial Law League member firm serving FedEx, UPS, DHL and Kodak, among others.  From 2001 to 2003, he was the owner-operator of the David St. Michel Art Gallery in Montreal, Québec. From 1991 to 2001, Dr. Muffoletto was the owner/operator of a Naturopathic Apothecary, Herbal Alter*Natives of Seattle, Washington and Ellicott City, Maryland. The apothecary housed Dr. Muffoletto’s Naturopathic practice. Dr. Muffoletto received a Bachelors of Arts degree in Government and Communications from the University of Baltimore in 1977 and conducted postgraduate work in the schools of Public Administration and Publication Design at the University of Baltimore from 1978 to 1979.  In 1986, he received his Doctorate of Naturopathic Medicine from the Santa Fe Academy of Healing, Santa Fe, New Mexico.

Michael Fischman has been a member of our Board of Directors since April 2005.  Since 1998, Mr. Fischman has served as president and chief executive officer of the APEX course, the corporate training division of the International Association of Human Values.  In addition, Mr. Fischman is a founding member and the director of training for USA at the Art of Living Foundation, a global non-profit educational and humanitarian organization, at which he has coordinated over 200 personal development instructors since 1997.

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Director Independence

The Board of Directors has determined that three members of our Board of Directors and nominees, Mr. Harris, Dr. Muffoletto and Mr. Fischman, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these nominees is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.  We intend to maintain at least three independent directors on our Board of Directors at all times in the future.

No Arrangements or Understandings

There are no arrangements or understandings pursuant to which a nominee has been or will be elected as a director.

Family Relationships

Other than the relationship of Christopher J. Reed and Judy Holloway Reed as husband and wife, none of our directors or executive officers is related to one another.

Legal Proceedings

To the best of our knowledge, none of the nominees are parties to any material proceedings adverse to Reed’s, have any material interest adverse to Reed’s or have, during the past ten years, been involved in any of the following events or proceedings:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; ☐
2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); ☐
3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: ☐

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ☐
ii.	Engaging in any type of business practice; or ☐
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; ☐

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity; ☐
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; ☐
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; ☐
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: ☐

i.	Any Federal or State securities or commodities law or regulation; or ☐
ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or ☐
iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or☐

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. ☐

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Vote Required

In accordance with applicable law and our Bylaws, the election of directors shall be by the affirmative vote of the majority of the votes cast. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal 1 if they do not receive voting instructions from the beneficial owners. Unless a stockholder indicates otherwise, each signed proxy will be voted FOR the election of these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF CHRISTOPHER J. REED, JUDY HOLLOWAY REED, MARK HARRIS, DANIEL S.J. MUFFOLETTO AND MICHAEL FISCHMAN TO SERVE AS A DIRECTOR

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board’s Audit Committee has appointed Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent registered public accountants.  The Board of Directors requests that stockholders ratify its selection of Weinberg as our independent registered public accountants for the 2013 fiscal year.  If the stockholders do not ratify the selection of Weinberg, the Board of Directors will select another firm of accountants.  Representatives of Weinberg will not be present at the 2013 Annual Meeting although they were afforded the opportunity to attend and make a statement.

Weinberg has been our independent registered public accounting firm for a number of fiscal years.

Audit Fees and Related Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Weinberg for the audit of annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

The following table shows the fees paid or accrued by us for the audit and other services provided by Weinberg for the years ended December 31, 2012 and 2011.

	2012	2011

Audit Fees	$57,000	$66,000
Audit-Related Fees	0	0
Tax Fees	5,000	0
All Other Fees	0	0
Total	$62,000	$66,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Our Audit Committee’s pre-approval policies and procedures, pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X, require the audit committee to pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.  In the year ended December 31, 2012, 100% of audit fees were pre-approved by the audit committee.

The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

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Vote Required

Ratification of the independent auditor requires the affirmative vote of a majority of the votes cast. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 2. Unless a stockholder indicates otherwise, each signed proxy will be voted FOR the ratification of the selection of Weinberg as the Company’s independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2013 FISCAL YEAR

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal 3 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the fiscal year ended December 31, 2012. The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal 2012 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2012.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended December 31, 2012.

As discussed in under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

—	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;
—	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
—	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2012 as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in this Proxy Statement. Accordingly, we are asking our stockholders to approve the following advisory resolution at our 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders, hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” contained in the Company’s 2013 Proxy Statement for the 2013 Annual Meeting of Stockholders, for the fiscal year ended December 31, 2012.”

Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

The Board of Directors recommends that stockholders vote FOR the compensation paid to our Named Executive Officers.

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PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal 3, we are asking stockholders to cast an advisory say-on-pay vote to approve the compensation that we paid in the fiscal year ended December 31, 2012 to our Named Executive Officers, as disclosed in this Proxy Statement. In accordance with Section 14A of the Exchange Act, the Board is asking stockholders in this Proposal 4 to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes. Stockholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years or, alternatively, to abstain from casting such an advisory vote and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

After consideration of the frequency alternatives, the Board believes it is in the best interests of our stockholders to recommend that an advisory vote on compensation for our Named Executive Officers be conducted every three years. In making its determination to recommend that our stockholders vote for a frequency of every three years, the Board determined that such advisory vote on executive compensation will provide our stockholders with sufficient time to evaluate the effectiveness of our executive compensation philosophy, policies, and practices in the context of long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results; and that an advisory vote every three years will also permit our stockholders to observe and evaluate the impact of any changes in our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. This vote, like the say-on-pay vote itself, is not binding on us, our Board of Directors or our Compensation Committee. However, if a plurality of votes is cast in favor of an interval other than three years, the Board and the Compensation Committee intends to evaluate the frequency with which an advisory say-on-pay vote will be submitted to stockholders in the future.

The Board of Directors recommends that stockholders vote for the option of THREE YEARS as the preferred frequency for the advisory vote on the compensation of our Named Executive Officers.

PROPOSAL 5

SHAREHOLDER PROPOSAL ENTITLED “PROXY ACCESS FOR SHAREHOLDERS”

The Company received notice of the intention of a shareholder to present a proposal for voting at the Annual Meeting. The proposal will be voted on only if properly presented at the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission, the proposal and supporting statement are set forth below as received from the shareholder proponent. All statements contained in the proposal and supporting statement are the sole responsibility of the shareholder proponent and the Company and the Board of Directors disclaim any responsibility for their content. The Company will provide the name, address and shareholdings of the shareholder proponent upon oral or written request directed to the Company's Secretary.

As explained below, the Board of Directors unanimously recommends that you vote "Against" the shareholder proposal.

The Board of Directors of Reed’s Inc. does not support the adoption of the resolution proposed below and asks shareholders to consider management’s response, which follows the shareholder proposal.

Shareholder Proposal

Proxy Access for Shareholders

WHEREAS, Reeds, Inc. (REED) has a great product line but sustained profitability continues to be elusive even as revenue grows.

Two out of five of our directors hold no stock in Reeds. Directors in our company should have considerable skin in the game. If nothing concentrates the mind like the prospect of being hanged in the morning, surely the prospect of financial ruin is a close second.

Financially committed board members with the right experience could provide the necessary leadership to move forward, benefiting our company, its shareowners and employees, as well as the consumers of our company's products,

RESOLVED, Shareowners ask our board, to the fullest extent permitted by law, to amend our governing documents to allow shareowners to make board nominations as follows:

1.  The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the boards nominees, alphabetically by last name, nominees of:

a.  Any party of one or more that has collectively held, continuously for two years, at least one percent but less than five percent of the Company's securities eligible to vote for the election of directors, and/or

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b.  Any party of shareowners of whom 25 or more have each held continuously for one year a number of shares of the Company's stock that, at some point within the preceding 60 days, was worth at least $2,000 and collectively at least one percent but less than five percent of the Company's securities eligible to vote for the election of directors.

2.  For any board election, no shareowner may be a member of more than one such nominating party. Board members and officers of the Company may not be members of any such nominating party of shareowners,

3.  Parties nominating under 1(a) may collectively, and parties nominating under 1(b) may collectively, make nominations numbering up to 24% of the company's board of directors. If either group should exceed its 24% limit, opportunities to nominate shall be distributed among parties in that group as evenly as possible,

4.  If necessary, preference among 1 (a) nominators will be shown to those holding the greatest number of the Company's shares for at least two years, and preference among 1(b) nominators will be shown to those with the greatest number who have each held continuously for one year a number of shares of the Company's stock that, at some point within the preceding 60 days, was worth at least $2,000.

5.  Nominees may include in the proxy statement a 500 word supporting statement.

6.  Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal required for nominators and nominees under federal law, state law and the company's governing documents.

Vote to protect and enhance shareholder value:

Board Recommendation

Our Board of Directors unanimously recommends a vote "AGAINST" this proposal

Our Board of Directors Unanimously Recommends a vote "Against" the shareholder proposal.

The Board of Directors has carefully considered the shareholder proposal and, for the reasons set forth below, has concluded that its adoption would not be in the best interests of the Company or its shareholders.

Identifying and recommending individuals qualified for nomination to our Board of Directors is one of the principal responsibilities of our independent Governance Committee.

An effective board of directors is made up of individuals having a diverse and complimentary blend of experiences, skills and perspectives. Our independent Governance Committee, and not any individual shareholder, is best suited to assess the particular qualifications of a potential director nominee and to determine whether they will contribute to an effective and well-rounded Board of Directors.

In undertaking its responsibilities, our independent Governance Committee has a fiduciary duty to act in the best interests of the Company and all of its shareholders. Shareholders with access to the Company’s proxy do not have a similar fiduciary duty. As such, these shareholders can nominate directors who advance their own specific agenda without regard to the best interests of the Company and its shareholders or to the overall composition of the Board of Directors.

The proposal's nomination process could result in significant turnover in the composition of our Board of Directors, which could create uncertainty and cause disruption.

The 48% "ceiling" on the number of members that could be elected to the Board of Directors through the proposal's nomination process could result in significant turnover in the composition of our Board of Directors in any given year, thereby creating uncertainty and causing disruption in, among other things, the Board of Director's ability to effectively oversee our management.

The proposal’s thresholds for nomination are not in the best interests of our shareholders; they do not encourage meaningful or long-term share ownership and do not encourage Board of Director representation focused on the long-term economic best interests of all shareholders.

The proposal’s threshold of 1% ownership is unreasonably low; it provides proxy access to shareholders with an extremely limited economic interest in the Company who may not be long-term owners. Moreover, the proposal disfavors shareholders with more meaningful economic interests by specifically excluding 5% or greater shareholders.

The proposal’s low ownership threshold could result in proxy access nominations that represent only the interests of the nominating shareholder. This could result in the election of “special interest directors”. The low thresholds could also result in the inclusion of numerous proxy access nominees in the Company's proxy materials, making the nomination and election process unwieldy, confusing and uncertain for our shareholders.

The adversarial nature of the proxy access election process could subject the Company to significant additional expense and diversion of management time and energy in managing such election process. In addition having “special interest directors” could adversely affect the productivity of our Board of Directors and have a meaningful and negative impact on our governance and our Board of Director’s oversight of management.

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Our shareholders already have the opportunity to have meaningful input into the nomination of potential director nominees.

Potential director nominees may be brought to the attention of our Governance Committee from a variety of sources, including from our shareholders.

Our Governance Committee is committed to considering any potential director nominee recommended by our shareholders in the same manner as any other potential director nominee. The Committee will vet any such nominee to ensure that they are qualified to serve on our Board of Directors and will add to the effectiveness and expertise of our Board of Directors.

For the foregoing reasons, the Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal.

Vote Required

The affirmative vote of a majority of the votes cast is required to adopt the Proxy Access for Shareholders proposal. For purposes of the vote on Proposal 5, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 5. Unless a stockholder indicates otherwise, each signed proxy will be voted AGAINST this Proxy Access for Shareholders Proposal 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL ENTITLED PROXY ACCESS FOR SHAREHOLDERS.

BOARD AND COMMITTEE MEETINGS

During the 2012 fiscal year, the Board of Directors met ten times. A majority of the directors and a majority of the independent directors attended all meetings.   Each member of a committee of our Board of Directors, with the exception of Michael Fischman, attended all of their respective committee’s meetings during the period he served thereon. During 2012 Michael Fischman attended less than 75% of the aggregate board meetings and committee meetings held.

The Company does not have a policy for Board meeting or committee meeting attendance because, pursuant to our Bylaws, members constituting a majority of directors constitute a quorum for meetings of the Board of Directors and a majority of our directors, including a majority of the independent directors, regularly attend all meetings.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS’ MEETING

The Company does not have a policy for attendance of board members at annual stockholder’s meetings. Four of our directors attended our 2012 Annual Meeting of Stockholders.

BOARD STRUCTURE AND COMMITTEES

As of the date of this Proxy Statement, our Board of Directors has five directors and the following three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee.  These committees were formed in January 2007.

Board Determination of Independence

Under applicable NYSE MKT rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has determined that Daniel S.J. Muffoletto, Mark Harris and Michael Fischman do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of the NYSE MKT and within the meaning of the Sarbanes Oxley Act of 2002, Section 301(3).  We intend to maintain at least three independent directors on our Board of Directors at all times in the future. We intend to maintain independent directors constituting our Audit Committee, Compensation Committee and Governance Committee as well.

Committees

The Board of Directors has established Audit, Compensation and Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on our website at www.reedsinc.com.

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Audit Committee.  Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors and audits of financial statements.  Specific responsibilities include the following:

—	selecting, hiring and terminating our independent auditors;

—	evaluating the qualifications, independence and performance of our independent auditors;

—	approving the audit and non-audit services to be performed by our independent auditors;

—	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

—	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

—	reviewing, with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and

—	preparing the audit committee report that the Securities Exchange Commission (the “SEC”) requires in our annual proxy statement.

Our Audit Committee is comprised of Daniel S.J. Muffoletto, Mark Harris and Michael Fischman.  Dr. Muffoletto serves as Chairman of the Audit Committee.  We believe Dr. Muffoletto meets SEC requirements of an "audit committee financial expert" within the meaning of the Sarbanes Oxley Act of 2002, Section 407(b).

Compensation Committee.  Our Compensation Committee assists our Board of Directors in determining and developing plans for the compensation of our officers, directors and employees. Our Compensation Committee is comprised of Dr. Muffoletto, Mr. Harris and Mr. Fischman.

Specific responsibilities include the following:

—	approving the compensation and benefits of our executive officers;

—	reviewing the performance objectives and actual performance of our officers; and

—	administering our stock option and other equity compensation plans.

Governance Committee.  Our Governance Committee assists the Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Our Governance Committee is comprised of Dr. Muffoletto and Mr. Fischman.

Specific responsibilities include the following:

—	evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

—	establishing a policy for considering stockholder nominees for election to our Board of Directors; and

—	evaluating and recommending candidates for election to our Board of Directors.

Leadership Structure

The business of our Company is managed under the direction of the Board of Directors, which is elected by the Company's stockholders. The basic responsibility of the Board of Directors is to lead the Company by exercising its business judgment to act in what each director believes to be in the best interests of the Company and its stockholders. The Board of Director's current leadership structure combines the position of Chairman and Chief Executive Officer, and Christopher J. Reed, the Company's founder, holds that dual position. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board's function and efficiency, as Mr. Reed serves as the direct link between senior management and the Board. Furthermore, as the Company's founder, Mr. Reed is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company's business and prospects.

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Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management and Independent Directors

During 2011, the Company’s non-management directors, all of whom are considered to be “independent” as defined under the listing standards of the NYSE MKT and within the meaning of the Sarbanes Oxley Act of 2002, Section 301(3), were provided with the opportunity to meet in executive sessions of the Board in which management directors and other members of management did not participate. At each audit committee meeting, the independent board members are afforded time to ask questions of the auditors and/or hold private discussions without the Company management present.

Stockholder Communications with Our Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors.  Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our principal executive offices located at 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.  Any such communication must contain:

—	a representation that the stockholder is a holder of record of our capital stock;

—	the name and address, as they appear on our books, of the stockholder sending such communication; and

—	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Our Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

NOMINATION OF DIRECTORS

Our Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered.  In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders.  Moreover, our Governance Committee will strive to ensure that at least one director meets the criteria for an “audit committee financial expert” as defined by SEC rules and that the majority of the directors comprising the Board meet the definition of “independent director” under NYSE MKT rules.

In addition to the above considerations, the Governance Committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; age; number of other Board seats; and willingness to commit the necessary time to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board of Directors.  The Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Governance Committee, by stockholders, or any other source.

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The Governance Committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the requisite information to the Governance Committee at the address indicated herein under the heading “Stockholder Communications with Our Board of Directors.” Any recommendations submitted to the Chairman should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of Reed’s, if elected.

The Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information provided, an indication of the candidate’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Governance Committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Governance Committee determines which candidate(s) to recommend to the Board to submit for election at the next stockholder meeting. The Governance Committee uses the same process for evaluating all candidates, regardless of the original source of the nomination.

Our goal is to seek to achieve a balance of knowledge and experience on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically.  Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in finding director nominees.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following audit committee report shall not be deemed to be "soliciting material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The Audit Committee has sole authority to select the Company’s independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and other financial professional services providers. These services may include audit services, audit-related services, tax services, and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The Company’s independent registered public accounting firm and management report annually to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed. All services provided by Weinberg and the related fees in the 2012 fiscal year were approved in accordance with the Audit Committee’s policy.

Management is responsible for preparing the Company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In furtherance of its role, the Audit Committee has an annual agenda, which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as litigation matters. The Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication.

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In this context, the Audit Committee has reviewed and discussed with management (i) the audited financial statements of the Company for the fiscal year ended December 31, 2012, (ii) the Company’s evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2012 and (iii) the related opinions by the Company’s independent registered public accounting firm. The Audit Committee also has discussed with Weinberg & Company, P.A. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The Audit Committee also has received written disclosures and a letter from Weinberg regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Weinberg the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Audit Committee of the Board of Directors

Daniel S.J. Muffoletto

Mark Harris

Michael Fischman

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our current directors and executive officers:

Name	Position	Age

Christopher J. Reed	President, Chief Executive Officer and Chairman of the Board	55
Thierry Foucaut	Chief Operating Officer	49
James Linesch	Chief Financial Officer	59
Judy Holloway Reed	Secretary and Director	54
Mark Harris	Director	58
Daniel S.J. Muffoletto	Director	59
Michael Fischman	Director	58

Business Experience of Directors and Executive Officers

Christopher J. Reed founded our company in 1987.  Mr. Reed has served as our Chairman, President and Chief Executive Officer since our incorporation in 1991. Mr. Reed previously served as our Chief Financial Officer and was re-appointed as Chief Financial Officer on April 17, 2008. Mr. Reed has been responsible for our design and products, including the original product recipes, the proprietary brewing process and the packaging and marketing strategies.  Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rennselaer Polytechnic Institute in Troy, New York.

Thierry Foucaut has been our Chief Operating Officer since May 2007.  Prior to joining us, Mr. Foucaut worked for six years as Chief Operating Officer of Village Imports, a $30 million specialty foods and beverage distributor in California, where he created and launched a line of sparkling lemonades and managed the company’s operations including multiple warehouses and fleets of DSD delivery trucks. Mr. Foucaut spent 2000 with Eve.com, a leading San Francisco website specializing in retail sales of high end cosmetics. Mr. Foucaut worked for L’Oréal Paris from 1994 through 1999 with growing marketing and sales responsibilities, including Product Manager from September 1994 to May 1996, South Europe Marketing Coordinator from June 1996 to July 1998 and Duty Free Key Account Executive from July 1998 to December 1999, managing large airport and airline clients over several European countries.  He earned a Master of Science degree from Ecole Centrale Paris in 1988, and an MBA from Harvard Business School in 1994.

James Linesch was appointed as Chief Financial Officer effective January 19, 2009. Mr. Linesch served as the chief financial officer of AdStar, Inc., a public company providing ad placement services and payment processing software for publishers, from February 2006 until January 2009.  He performed transaction intermediary services with MET Advisors, LLC from January 2005 until January 2006. From June 2000 to October 2004, he served as chief financial officer of DynTek, Inc., an information technology (IT) services company. From May 1996 until October 1999 he served as chief financial officer and president of CompuMed, Inc. He also served as chief financial officer of Universal Self Care, Inc. from June 1991 until May 1996. Mr. Linesch is a certified public accountant (CPA), having practiced with Price Waterhouse in Los Angeles.  He earned a BS degree in finance from California State University, Northridge, and an MBA from the University of Southern California.

Judy Holloway Reed has been with us since 1992 and, as we have grown, has run the accounting, purchasing and shipping and receiving departments at various times since the 1990s.  Ms. Reed has been one of our directors since June 2004, and our Secretary since October 1996.  In the 1980s, Ms. Reed managed media tracking for a Los Angeles Infomercial Media Buying Group and was an account manager with a Beverly Hills, California stock portfolio management company. She earned a Business Degree from MIU in 1981.  Ms. Reed is the wife of Christopher J. Reed, our Chairman, President and Chief Executive Officer.

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Mark Harris has been a member of our Board of Directors since April 2005.  Mr. Harris is an independent venture capitalist and has been retired from the work force since 2002.  In late 2003, Mr. Harris joined a group of Amgen colleagues in funding NeoStem, Inc., a company involved in stem-cell storage, archiving, and research to which he is a founding angel investor. From 1991 to 2002, Mr. Harris worked at biotech giant Amgen managing much of the company’s media production for internal use and public relations. Mr. Harris spent the decade prior working in the aerospace industry at Northrop with similar responsibilities.

Daniel S.J. Muffoletto, N.D. has been a member of our Board of Directors from April 2005 to December 2006 and from January 2007 to the present.  Dr. Muffoletto has practiced as a Naturopathic Physician since 1986.  He has served as chief executive officer of Its Your Earth, a natural products marketing company since June 2004.  From 2003 to 2005, Dr. Muffoletto worked as Sales and Marketing Director for Worthington, Moore & Jacobs, a Commercial Law League member firm serving FedEx, UPS, DHL and Kodak, among others.  From 2001 to 2003, he was the owner-operator of the David St. Michel Art Gallery in Montreal, Québec. From 1991 to 2001, Dr. Muffoletto was the owner/operator of a Naturopathic Apothecary, Herbal Alter*Natives of Seattle, Washington and Ellicott City, Maryland.  The apothecary housed Dr. Muffoletto’s Naturopathic practice. Dr. Muffoletto received a Bachelors of Arts degree in Government and Communications from the University of Baltimore in 1977, and conducted postgraduate work in the schools of Public Administration and Publication Design at the University of Baltimore from 1978 to 1979. In 1986, he received his Doctorate of Naturopathic Medicine from the Santa Fe Academy of Healing, Santa Fe, New Mexico.

Michael Fischman has been a member of our Board of Directors since April 2005.  Since 1998, Mr. Fischman has been President and chief executive officer of the APEX course, the corporate training division of the International Association of Human Values.  In addition, Mr. Fischman is a founding member and the director of training for USA at the Art of Living Foundation, a global non-profit educational and humanitarian organization at which he has coordinated over 200 personal development instructors since 1997.

Family Relationships

Other than the relationship of Christopher J. Reed and Judy Holloway Reed as husband and wife, none of our directors or executive officers is related to one another.

Executive Compensation

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our Named Executive Officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with responsibility for reviewing the performance and establishing the total compensation of our Named Executive Officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board and committee meetings. The Compensation Committee administers our equity compensation plans and is responsible for approving grants of equity awards under such plans. Our Chief Executive Officer annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for the other Named Executive Officers and other executive officers. Such recommendations are considered by the Compensation Committee; however, the Compensation Committee retains full discretion and authority over the final compensation decisions for the Chief Executive Officer and the Named Executive Officers. The Compensation Committee acts under the authority of a written charter, which is available on our website at www.reedsinc.com.

The Compensation Committee has full authority to engage independent compensation consultants, but has not historically engaged such a consultant. For the fiscal year 2012, the Compensation Committee did not use any current benchmark data in setting compensation for the Named Executive Officers.

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Compensation Philosophy and Objectives

The Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of the stockholders. To do this, we currently offer a competitive total compensation package consisting of: base salary; non-equity incentive plan compensation opportunities; and employee benefits including group health insurance.

The Compensation Committee believes that compensation for the Named Executive Officers should be based on our performance. Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our Named Executive Officers.

Compensation Structure

The Compensation Committee establishes a base salary. Bonuses and stock option grants are discretionary depending on a combination of the Named Executive Officer’s performance and the performance of the company as it relates to the Named Executive Officer’s responsibilities. Named Executive Officers have the incentive to achieve above normal financial results for our business and to be appropriately compensated for successfully achieving such performance. We believe the elements of our executive compensation program will deliver long-term stockholder value and encourage executive officers to remain employed with our Company.

The following table summarizes all compensation for fiscal years 2012 and 2011 received by our principal executive officer, principal financial officer and chief operating officer, who are the only executive officers of the Company in fiscal year 2012, our “Named Executive Officers”.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards ($)(1)	Non- Equity Incentive Plan Compensation	Non- Qualified Deferred Compensation Earnings	All Other Compensation		Total
Christopher J. Reed,	2012	$217,000	$4,000		–	$–	–	–	$4,616	(2)	$221,000
Chief Executive Officer	2011	$190,000	$3,045		–	$19,000	–	–	$4,616	(2)	$216,661

James Linesch, Chief Financial Officer	2012	$181,009	$29,000		–	$–	–	–	–		$210,009
(Principal Financial Officer)	2011	$175,400	$3,045		–	$15,200	–	–	–		$193,645

Thierry Foucaut,	2012	$184,154	$–	$		$–					$184,154
Chief Operating Officer	2011	$180,000	$3,045	$		$9,500					$192,545

(1)	The amounts represent the fair value for all share-based payment awards, calculated on the date of grant in accordance with Financial Accounting Standards, excluding any impact of assumed forfeiture rates.
(2)	Represents value of automobile provided to Christopher J. Reed.

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Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2012.

		Number of		Equity Incentive
	Number of	Securities		Plan Awards:
	Securities	Underlying		Number of
	Underlying	Unexercised		Securities
	Unexercised	Options		Underlying	Option	Option
	Options (#)	(#)		Unexercised	Exercise	Expiration
Name and Position	Exercisable	Unexercisable		Unearned Options	Price	Date
Christopher J. Reed, Chief Executive Officer	25,000	25,000	(1)	–	$1.14	12/22/16
James Linesch, Chief Financial Officer	13,333	6,667	(3)	–	$1.14	12/22/16
	20,000	20,000	(4)	–	$1.14	12/22/16
Thierry Foucaut, Chief Operating Officer	12,500	12,500	(5)	–	$1.14	12/22/16

Vesting of Options

(1) 25,000 will vest on 12/23/13

(2) 25,000 vested on 01/03/12.

(3) 6,667 will vest on 12/30/13

(4) 20,000 will vest on 12/23/13

(5) 12,500 will vest on 12/23/13

Director Compensation

The following table summarizes the compensation paid to our directors for the fiscal year ended December 31, 2012:

	Fees
	Earned or				Non-Equity
	Paid in		Stock	Option	Incentive Plan	All Other
Name	Cash		Awards	Awards	Compensation	Compensation	Total
Judy Holloway Reed	$1,350						$1,350
Mark Harris	$2,350						$2,350
Daniel S.J. Muffoletto	$12,096	(1)					$12,096
Michael Fischman	$750						$750

(1) Since November 2007, Dr. Muffoletto receives $833 per month to serve as the Chairman of the Audit Committee.

2001 Stock Option Plan and 2007 Stock Option Plan

We are authorized to issue options to purchase up to 500,000 shares of common stock under our 2001 Stock Option Plan, and we are authorized to issue options to purchase up to 1,500,000 shares of common stock under our 2007 Stock Option Plan. On August 28, 2001, our board of directors adopted the 2001 Stock Option Plan and the plan was approved by our stockholders. On October 8, 2007, our board of directors adopted the 2007 Stock Option Plan and the plan was approved by our stockholders on November 19, 2007.

The plans permit the grant of options to our employees, directors and consultants. The options may constitute either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-qualified stock options.” The primary difference between “incentive stock options” and “non-qualified stock options” is that once an option is exercised, the stock received under an “incentive stock option” has the potential of being taxed at the more favorable long-term capital gains rate, while stock received by exercising a “non-qualified stock option” is taxed according to the ordinary income tax rate schedule.

The plans are currently administered by the board of directors. The plan administrator has full and final authority to select the individuals to receive options and to grant such options as well as a wide degree of flexibility in determining the terms and conditions of options, including vesting provisions.

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The exercise price of an option granted under the plan cannot be less than 100% of the fair market value per share of common stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least 110% of the fair market value per share of common stock on the date of the grant. Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan. Incentive stock options granted to a person owning more than 10% of the combined voting power of the common stock cannot be exercisable for more than five years.

When an option is exercised, the purchase price of the underlying stock will be paid in cash, except that the plan administrator may permit the exercise price to be paid in any combination of cash, shares of stock having a fair market value equal to the exercise price, or as otherwise determined by the plan administrator.

If an optionee ceases to be an employee, director, or consultant with us, other than by reason of death, disability, or retirement, all vested options must be exercised within three months following such event. However, if an optionee’s employment or consulting relationship with us terminates for cause, or if a director of ours is removed for cause, all unexercised options will terminate immediately. If an optionee ceases to be an employee or director of, or a consultant to us, by reason of death, disability, or retirement, all vested options may be exercised within one year following such event or such shorter period as is otherwise provided in the related agreement.

When a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards.

No option can be granted under the plan after ten years following the earlier of the date the plan was adopted by the board of directors or the date the plan was approved by our stockholders.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2012, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column(a))(c)

Equity compensation plans approved by security holders	607,000	$1.27	470,999
Equity compensation plans not approved by security holders	317,253	$2.40	–

TOTAL	924,253	$1.66	470,999

Employment Agreements

We entered into an at-will employment agreement with James Linesch, our Chief Financial Officer, which provides for a current annual salary of $175,000 per year. In addition, we have granted Mr. Linesch options under our 2007 Stock Option Plan to purchase up to 75,000 shares of common stock which vest over a three year period ending January 19, 2012, 20,000 shares of common stock which vest over a three year period ending December 29, 2015, and 40,000 shares of common stock which vest over a two year period ending December 23, 2013.  In the event of a change in control of Reed’s, Inc., should Mr. Linesch’s employment terminate during the first 12 months after the sale, he will be entitled to three months severance.

Except as set forth above, there are no written employment agreements with any of our officers or key employees, including Christopher J. Reed.  Other than described above, we do not have any agreements that provide for severance upon termination of employment, whether in context of a change of control or not.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial common stock ownership of: (a) each of our directors, (b) each of our current named executive officers, (c) each person known by us to be a beneficial holder of 5% or more of our common stock, and (d) all of our executive officers and directors as a group, as of November 5, 2013.

Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.  Unless otherwise indicated, the principal address of each listed executive officer and director is 13000 South Spring Street, Los Angeles, California 90061.

Name of Named Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)

Directors and Named Executive Officers
Christopher J. Reed (2)	2,415,475	18.5
Judy Holloway Reed (2)	2,415,475	18.5
Mark Harris (3)	9,363	*
Daniel S.J. Muffoletto, N.D.	0	*
Michael Fischman	0	*
James Linesch (4)	123,070	*
Thierry Foucaut (5)	73,670	*

Directors and executive officers as a group (7 persons)	2,621,578	19.8

5% or greater stockholders
Robert Reed (6)	800,000	6.2
* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of November 5, 2013 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Percentage of ownership is based on approximately 12,813,613 shares of common stock outstanding as of November 5, 2013.
(2)	Christopher J. Reed and Judy Holloway Reed are husband and wife. The same number of shares of common stock is shown for each of them, as they may each be deemed to be the beneficial owner of all of such shares. Consists of 2,384,225 shares of common stock and options to purchase 31,250 shares of common stock. Does not include options to purchase up to 43,750 shares of common stock, which vest over two years.
(3)	The address for Mr. Harris is 160 Barranca Road, Newbury Park, California 91320.
(4)	Consists of 100,153 shares of common stock and options to purchase 22,917 shares of common stock. Does not include options to purchase 28,750 shares of common stock vesting over two years.
(5)	Consists of 61,170 shares of common stock and options to purchase up to 12,500 shares of common stock. Does not include options to purchase up to 25,000 shares of common stock, which vest over two years.
(6)	Robert Reed is the trustee of the Reed Family Irrevocable Trust One and the Reed Family Irrevocable Trust Two. Each trust owns 400,000 shares of common stock. As sole Trustee, Robert Reed holds voting and dispositive power over all of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship between Reed’s and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related person”, in which such related person has a direct or indirect material interest.

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If a related person proposes to enter into such a transaction, arrangement or relationship, defined as a “related party transaction,” the related party must report the proposed related party transaction to our Chief Financial Officer.  The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Governance Committee. If practicable, the reporting, review and approval will occur prior to entry into the transaction.  If advance review and approval is not practicable, the Governance Committee will review, and, in its discretion, may ratify the related party transaction. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum.   Prior to August 2005, we did not have independent directors on our Board to review and approve related party transactions. The entire board of directors reviewed related party transactions prior to August 2005. The Governance Committee reviewed and approved all related party transactions entered into after August 2005 and will continue to do so in the future.

Since the beginning of our fiscal year for the period ended December 31, 2012, we have participated in the following transactions in which a related person had or will have a direct or indirect material interest:

Judy Holloway Reed, our Secretary and director, is Christopher J. Reed’s spouse.

During the year ended December 31, 2008, the Company entered into an agreement for the distribution of its products internationally. The agreement is between the Company and a company controlled by two brothers of Christopher Reed, Chief Executive Officer of the Company. The agreement requires the Company to pay 10% of the defined sales of the previous month. During the year ended December 31, 2012, the Company paid $15,000 for these services. Effective July 1, 2012, the Agreement was superseded by new terms that are primarily based on a per-case commission rate that is an amount consistent with market rates for independent brokers. There are no warrants included with the agreement currently in effect and no warrants vested under the performance terms of the original agreement.

In 2005, we added three independent directors to our board.  We will maintain at least three independent directors on our board in the future.  The board of directors, inclusive of at least a majority of these independent directors, who did not have an interest in the transactions and had access, at our expense, to our or independent legal counsel, resolved to reauthorize all material ongoing and past transactions, arrangements and relationships listed above.  In addition, all future material affiliated transactions and loans: (i) will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties, (ii) and any forgiveness of loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our or independent legal counsel, and (iii) will comply with the Sarbanes-Oxley Act and other securities laws and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 5% of the outstanding common stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% beneficial owners of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, Reed’s believes that during the fiscal year ended December 31, 2012, all of our officers and directors filed timely file reports required by Section 16(a).

Legal Proceedings

There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficial owner of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to Reed’s or has a material interest adverse to Reed’s.

Code of Ethics

We have adopted a code of ethics that applies to all our executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Our code of ethics is posted on our website at www.reedsgingerbrew.com.

INVESTOR INFORMATION

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by Reed’s with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Reed’s also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.reedsgingerbrew.com as soon as is practicable after filing such material with the SEC.  Requests should be sent to Reed’s, 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.

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ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended (“Annual Report”) has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report or exhibits thereto as filed with the Securities and Exchange Commission. Requests should be addressed to 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary. Also, such report may be obtained from our Internet homepage at www.reedsgingerbrew.com.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement: If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Securities Exchange Act Rule 14a-8. One of the requirements is that the proposal be received by our Secretary no later than July 26, 2014, which is 120 calendar days before November 22, 2014 - the anniversary date of this Proxy Statement was released to stockholders in connection with the 2013 Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on December 20, 2013, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals we receive after that date will not be included in the proxy statement for the 2014 Annual Meeting of Stockholders.

Other stockholder proposals: A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. The Bylaws provide that we must have received the stockholder’s notice nor more than 120 days in advance of the one-year anniversary of the date of the previous year’s Annual Meeting of Stockholder. To be timely, a stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders must be received by our Secretary no later than August 22, 2014, provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of one hundred twenty (120) days prior to the date of the meeting or ten (10) days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as describe above. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure and provisions of our Bylaws.

We urge stockholders to submit all proposals by Certified Mail - Return Receipt Requested. Stockholder proposals should be sent to 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in this Proxy Statement. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held.  Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

/s/ Christopher Reed
Christopher J. Reed
Chairman of the Board

Los Angeles, California

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VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Englewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK IN AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROXY

REED’S, INC.

13000 South Spring Street

Los Angeles, California 90061

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS CHRISTOPHER J. REED AND JUDY HOLLOWAY REED, OR EITHER OF THEM ACTING ALONE, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF REED’S, INC. HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 14, 2013, AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS HELD ON DECEMBER 20, 2013 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ON PROPOSAL 1.

1.	To elect Christopher J. Reed, Judy Holloway Reed, Mark Harris, Daniel S.J. Muffoletto and Michael Fischman to serve as directors until the 2014 Annual Meeting of Stockholders.

      FOR all nominees listed (except as marked to the contrary)

      WITHHOLD AUTHORITY to vote for all nominees listed

01 Christopher J. Reed

02 Judy Holloway Reed

03 Mark Harris

04 Daniel S.J. Muffoletto

05 Michael Fischman

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

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2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

To ratify the appointment of Weinberg & Company, P.A. as the Company’s registered independent public accountants for the 2013 fiscal year.

	FOR	AGAINST	ABSTAIN

3.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers for the fiscal year ended December 31, 2012.

	FOR	AGAINST	ABSTAIN

4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “THREE YEARS” ON THIS PROPOSAL 4.

Advisory vote on how frequently the Company should seek approval from its stockholders for the compensation paid to its Named Executive Officers.

	FOR	AGAINST	ABSTAIN

5.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL 5. To consider a shareholder proposal entitled “Proxy Access for Shareholders

	FOR	AGAINST	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1, 2, 3, 4 and 5 above. If this card contains no specific voting instructions, the shares will be voted FOR Proposal 1(the election of all nominees for director), FOR Proposal 2 (the ratification of Weinberg & Company, P.A. as the Company’s independent public accountants), FOR Proposal 3 (say-on-pay), for THREE YEARS in response to Proposal 4 (say-on-frequency), and  AGAINST Proposal 5 Proxy Access for Shareholders.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID PROXIES MAY DO BY VIRTUE HEREOF.

Dated: December , 2013

Signature:

Signature if held jointly:

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign the corporate name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.